                                                                    Exhibit 3.84


                                    BY-LAWS

                                      of

                            PEABODY TERMINALS, INC.

                              ARTICLE I - OFFICES

          Section 1.1.  Location.  The address of the registered office of the
                        --------
Corporation in the State of Delaware and the name of the registered agent at such address shall be as specified in the Certificate of Incorporation or, if subsequently changed, as specified in the most recent certificate of change filed pursuant to law. The Corporation may also have other offices at such places within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.

          Section 1.2.  Change of Location.  In the manner permitted by law, the
                        ------------------
Board of Directors or the registered agent may change the address of the Corporation's registered office in the State of Delaware and the Board of Directors may make, revoke or change the designation of the registered agent.


                     ARTICLE II - MEETINGS OF STOCKHOLDERS

          Section 2.1.  Annual Meeting.  The annual meeting of the stockholders
                        --------------
of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the registered office of the Corporation, or at such other place within or without the State of Delaware as the Board of Directors may fix, during the month of April. (Amended May 21, 1984.)

          Section 2.2.  Special Meetings.  Special meetings of stockholders,
                        ----------------
unless otherwise prescribed by law, may be called at any time by the Chairman of the Board, by the President or by order of the Board of Directors. Special meetings of stockholders prescribed by law for the election of directors shall be called by the Board of Directors, the President, or the Secretary whenever required to do so pursuant to the applicable law. Special meetings of stockholders shall be held at such place within or without the State of Delaware as shall be designated in the notice of meeting.

          Section 2.3. List of Stockholders Entitled to Vote.  The officer who
                       -------------------------------------
has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list, based upon the record date for such meeting determined pursuant to Section 5.8, of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the
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                                                                               2

examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if such place shall not be so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          The stock ledger shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, the list of stockholders entitled to vote at any meeting, or the books of the Corporation, or (ii) to vote in person or by proxy at any meeting of stockholders.

          Section 2.4. Notice of Meetings.  Written notice of each annual and
                       ------------------
special meeting of stockholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be delivered or mailed in writing at least ten but not more than sixty days before such meeting, to each stockholder required or permitted to take any action or entitled to vote thereat. If mailed, such notice shall be deposited in the United States mail, postage prepaid, directed to such stockholder at his address as the same appears on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that notice has been duly given shall be evident of the facts stated therein.

          Section 2.5.  Adjourned Meetings and Notice Thereof.  Any meeting of
                        -------------------------------------
stockholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless (a) any adjournment or series of adjournments cause the original meeting to be adjourned for more than thirty days after the date originally fixed therefor, or (b) a new record date is fixed for the adjourned meeting. If notice of an adjourned meeting is given, such notice shall be given to each stockholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.4 for the giving of notice of meetings.

          Section 2.6.  Quorum.  At any meeting of stockholders, except as
                        ------
otherwise expressly required by law, or by the Certificate of Incorporation, the holders of record of at least a majority of the outstanding shares of capital stock entitled to vote at or act at such meetings shall be present or represented by proxy in order to constitute a quorum for the transaction of any business, but less than a quorum shall have power to adjourn any meeting until a quorum shall be present. When a quorum is once present to organize a meeting, the quorum cannot be destroyed by the subsequent withdrawal or revocation of the proxy of any stockholder. Shares of capital stock owned by the Corporation or by another corporation, if a majority of the shares of such other corporation entitled to vote in the election of directors is held by the Corporation, shall not be counted for quorum purposes or entitled to vote.

          Section 2.7.  Voting.  At any meeting of stockholders each stockholder
                        ------
holding as of the record date shares of stock entitled to be voted on any matter at such meeting shall have one vote on each such matter submitted to vote at such meeting for each such share of stock held by such stockholder as of the record date as shown by the list of stockholders entitled to vote at the meeting, unless the Certificate of Incorporation provides for more or less than one vote for any share on any matter, in which case every reference to a required proportion of stock shall refer to the proportion of the votes of such stock.

          Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, provided that no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest, whether in the stock itself or in the Corporation, sufficient in law to support an irrevocable power.

          The Board of Directors, the President, or the person presiding at a meeting of stockholders, may appoint one or more persons to act as inspectors of voting at any meeting with respect to any matter to be submitted to a vote of stockholders at such meeting, with such powers and duties, not inconsistent with applicable law, as may be appropriate.

          Section 2.8.  Action by Consent of Stockholders.  Unless otherwise
                        ---------------------------------
provided in the Certificate of Incorporation whenever any action by the stockholders at a meeting thereof is required or permitted by law, the Certificate of Incorporation, or these By-Laws, such action may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                       ARTICLE III - BOARD OF DIRECTORS

          Section 3.1.  General Powers.  The property, business and affairs of
                        --------------
the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these By-Laws.

          Section 3.2.  Number of Directors.  The Board of Directors of the
                        -------------------
Corporation shall consist of one or more members; the exact number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution adopted by a majority of the whole Board of Directors. Until the number of directors has been so fixed by the Board of Directors, the number of directors constituting the whole Board of Directors shall be five. After fixing the number of directors constituting the whole Board of Directors, the Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, from time to time change the number of directors constituting the whole Board of Directors.

          Section 3.3.  Qualification.  Directors need not be stockholders of
                        -------------
the Corporation.

          Section 3.4.  Election.  Except as otherwise provided by law, the
                        --------
Certificate of Incorporation, or these By-Laws, after the first meeting of the Corporation at which directors are elected, directors of the Corporation shall be elected in each year at the annual meeting of stockholders, or at a special meeting in lieu of the annual meeting called for such purpose, by a plurality of votes cast at such meeting. The voting on directors at any such meeting need not be by written ballot.

          Section 3.5.  Term.  Each director shall hold office until his
                        ----
successor is duly elected and qualified, except in the event of the earlier termination of his term of office by reason of death, resignation, removal or other reason.

          Section 3.6.  Resignation and Removal.  Any director may resign at any
                        -----------------------
time upon written notice to the Board of Directors, the President or the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed at any time and his place filled in the manner provided in Section 3.7.

          Section 3.7.  Vacancies.  Vacancies in the Board of Directors (unless
                        ---------
the vacancy be caused by the removal of a director) and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

          If one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned at a future date, shall have power to fill such vacancy or vacancies, the vote thereon to take effect and the vacancy to be filled when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

          Each director chosen to fill a vacancy on the Board of Directors shall hold office until the next annual election of directors and until his successor shall be elected and qualified.

          Section 3.8.  Quorum and Voting.  Unless the Certificate of
                        -----------------
Incorporation provides otherwise, at all meetings of the Board of Directors a majority of the total number of directors shall be present to constitute a quorum for the transaction of business. A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the directors present may adjourn the meeting until a quorum shall be present.

          Unless the Certificate of Incorporation provides otherwise, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

          The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-Laws shall require a vote of a greater number.

          Section 3.9.  Regulations.  The Board of Directors may adopt such
                        -----------
rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or the Certificate of Incorporation or these By-Laws, as the Board of Directors may deem proper. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine. A member of the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or any committee of the Board of Directors or in relying in good faith upon other records of the Corporation.

          Section 3.10.  Annual Meeting of Board of Directors.  An annual
                         ------------------------------------
meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of stockholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise such annual meeting shall be held at such time (not more than thirty days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.

          Section 3.11.  Regular Meetings.  Regular meetings of the Board of
                         ----------------
Directors shall be held at the time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

          Section 3.12.  Special Meetings.  Special meetings of the Board of
                         ----------------
Directors may, unless otherwise prescribed by law, be called from time to time by the President, and shall be called by the President or the Secretary upon the written request of a majority of the whole Board of Directors directed to the President or the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place and purpose of such special meeting, shall be given to each director.

          Section 3.13.  Notice of Meetings; Waiver of Notice. Notice of any
                         ------------------------------------
meeting of the Board of Directors shall be deemed to be duly given to a director
(i) if mailed to such director, addressed to him at his address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least two days before the day on which such meeting is to be held, or (ii) if sent to him at such address by telegraph, cable, radio or wireless not later than the day before the day on which such meeting is to be held, or
(iii) if delivered to him personally or orally, by telephone or otherwise, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and the purposes thereof.

          Notice of any meeting of the Board of Directors need not be given to any director if waived by him in writing (or by telegram, cable, radio or wireless and confirmed in writing) whether before or after the holding of such meeting, or if such director is present at such meeting. Any meeting of the Board of Directors shall be a duly constituted meeting without any notice thereof having been given if all directors then in office shall be present thereat.

          Section 3.14.  Committees of Directors.  The Board of Directors may,
                         -----------------------
by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

          Except as herein provided, vacancies in membership of any committee shall be filled by the vote of a majority of the whole Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the whole Board of Directors, subject, however, to removal at any time by the vote of a majority of the whole Board of Directors.

          Section 3.15.  Powers and Duties of Committees.  Any committee, to the
                         -------------------------------
extent provided in the resolution or resolutions creating such committee, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority with regard to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the ByLaws. The Board of Directors may, in the resolution creating a committee, grant to such committee the power and authority to declare a dividend or authorize the issuance of stock.

          Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these By-Laws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

          Section 3.16.  Compensation of Directors.  The Board of Directors may
                         -------------------------
from time to time, in its discretion, fix the amounts which shall be payable to directors and to members of any committee of the Board of Directors for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.

          Section 3.17.  Action Without Meeting.  Unless otherwise restricted by
                         ----------------------
the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.


                             ARTICLE IV - OFFICERS

          Section 4.1.  Principal Officers.  The principal officers of the
                        ------------------
Corporation shall be elected by the Board of Directors and shall include a President, a Secretary and a Treasurer and may, at the discretion of the Board of Directors, also include a Chairman of the Board, one or more Vice Presidents, and a Controller. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, one person may hold the offices and perform the duties of any two or more of said principal offices except the offices and duties of President and Vice President or of President and Secretary. None of the principal officers, except the Chairman of the Board and the President, need be directors of the Corporation.

          Section 4.2.  Election of Principal Officers; Term of Office.  The
                        ----------------------------------------------
principal officers of the Corporation shall be elected annually by the Board of Directors at each annual meeting of the Board of Directors. Failure to elect any principal officer annually shall not dissolve the Corporation.

          If the Board of Directors shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.

          Each principal officer shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal, provided that the terms of office of all Vice Presidents shall terminate at any annual meeting of the Board of Directors at which the President or any Vice President is elected.

          Section 4.3.  Subordinate Officers, Agents and Employees. In addition
                        ------------------------------------------
to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board of Directors, the President, or any officer designated by the Board of Directors, may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.

          Section 4.4.  Delegation of Duties of Officers.  The Board of
                        --------------------------------
Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any director for a specified period of time for any reason that the Board of Directors may deem sufficient.

          Section 4.5.  Removal of Officers.  Any officer of the Corporation may
                        -------------------
be removed with or without cause by resolution adopted by a majority of the directors then in office at any regular or special meeting of the Board of Directors or by a written consent signed by all of the directors then in office.

          Section 4.6.  Resignations.  Any officer may resign at any time by
                        ------------
giving written notice of resignation to the Board of Directors, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

          Section 4.7.  Chairman of the Board.  The Chairman of the Board shall
                        ---------------------
preside at all meetings of stockholders and of the Board of Directors at which he is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

          Section 4.8.  President.  The President shall, in the absence of the
                        ---------
Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors at which he is present. The President shall have all powers and duties usually incident to the office of the President except as specifically limited by a resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

          Section 4.9.  Vice President.  In the absence or disability of the
                        --------------
President or if the office of President be vacant, the Vice Presidents in the order determined by the Board of Directors, or if no such determination has been made in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designation in his title as the Board of Directors may determine. The Vice Presidents shall generally assist the President in such manner as the President shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

          Section 4.10.  Secretary.  The Secretary shall act as Secretary of all
                         ---------
meetings of stockholders and of the Board of Directors at which he is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the records and seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

          Section 4.11.  Treasurer.  The Treasurer shall have general
                         ---------
supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositaries as the Board of Directors may dictate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

          Section 4.12.  Controller.  The Controller shall be the chief
                         ----------
accounting officer of the Corporation and shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions. The Controller shall have all powers and duties usually incident to the office of Controller except as specifically limited by a resolution of the Board of Directors. The Controller shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

          Section 4.13.  Bond.  The Board of Directors shall have power, to the
                         ----
extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form, and with such surety or sureties as the Board of Directors may determine.

                           ARTICLE V - CAPITAL STOCK

          Section 5.1.  Issuance of Certificates for Stock.  Each stockholder of
                        ----------------------------------
the Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by such stockholder.

          Section 5.2.  Signatures on Stock Certificates.  Certificates for
                        --------------------------------
shares of capital stock of the Corporation shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer, transfer agent or registrar at the date of issue.

          Section 5.3.  Stock Ledger.  A record of all certificates for capital
                        ------------
stock issued by the Corporation shall be kept by the Secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer clerk or transfer agent appointed pursuant to Section 5.4 hereof. Such record shall show the name and address of the person, firm or corporation in which certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate, and in case of certificates which have been cancelled the dates of cancellation thereof.

          The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof.

          Section 5.4.  Regulations Relating to Transfer.  The Board of
                        --------------------------------
Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these By-Laws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

          Section 5.5.  Transfers.  Transfers of capital stock shall be made on
                        ---------
the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder's attorney lawfully constituted in writing, (ii) the certificate for the shares of capital stock being transferred, and (iii) a written assignment of the shares of capital stock evidenced thereby.

          Section 5.6.  Cancellation.  Each certificate for capital stock
                        ------------
surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been cancelled.

          Section 5.7.  Lost, Destroyed, Stolen and Mutilated Certificates.  In
                        --------------------------------------------------
the event that any certificate for shares of capital stock of the Corporation shall be mutilated the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost or destroyed certificate, or his representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

          Section 5.8.  Fixing of Record Dates.  (a)  The Board of Directors may
                        ----------------------
fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, for the purpose of determining stockholders entitled to notice of or to vote at such meeting of stockholders or any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment or any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

          (b) If no record date is fixed by the Board of Directors: (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first consent is expressed; (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.


                          ARTICLE VI - INDEMNIFICATION

          Section 6.1.  Indemnification of Officers and Directors.  The Company
                        -----------------------------------------
shall, to the fullest extent permitted by applicable law, indemnify any person (and the heirs, executors and administrators thereof) who was or is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company is serving or served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate is or was a director or officer of the Company, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, incurred therein or in any appeal thereof.

          Section 6.2.  Indemnification of Others.  The Company shall indemnify
                        -------------------------
other persons and reimburse the expenses thereof, to the extent required by applicable law, and may indemnify any other person to whom the Company is permitted to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the Delaware General Corporation Law or otherwise.

          Section 6.3.  Reimbursement.  The Company shall, from time to time,
                        -------------
reimburse or advance to any person referred to in Section 6.1 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in Section 6.1, or upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled or
(iii) his conduct was otherwise of a character such that Delaware law would require that such amount(s) be repaid.

          Section 6.4.  Service to Other Corporations.  Any director or officer
                        -----------------------------
of the Company serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Company, or (ii) any employee benefit plan of the Company or any corporation referred in clause (i), in any capacity shall be deemed to be doing so at the request of the Company.

          Section 6.5.  Applicable Law.  Any person entitled to be indemnified
                        --------------
or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, to the extent permitted by applicable law, or on the basis of the applicable law in effect at the time indemnification is sought.

          Section 6.6.  Contract Right.  The right to be indemnified or to the
                        --------------
reimbursement or advancement of expenses pursuant to this Article (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Company and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

          Section 6.7.  Failure to Indemnify.  If a request to be indemnified or
                        --------------------
for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled. (Amended October 16, 1986.)


                     ARTICLE VII - MISCELLANEOUS PROVISIONS

     Section 7.1.  Fiscal Year.  The fiscal year of the Corporation shall be the
                   -----------
calendar year, or such other twelve consecutive months as the Board of Directors may designate.

     Section 7.2.  Waiver of Notice.  Whenever any notice is required to be
                   ----------------
given under any provision of law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders' directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

          Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 7.4.  Execution of Instruments, Contracts, etc.  (a)  All
                        -----------------------------------------
checks, drafts, bills of exchange, notices or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons, as the Board of Directors may from time to time designate. (b) Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances. (c) All applications, written instruments and papers required by or filed with any department of the United States Government or any state, county, municipal or other governmental official or authority, may if permitted by applicable law be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.


                  ARTICLE VIII - AMENDMENTS; EMERGENCY BY-LAWS

          Section 8.1.  By Stockholders.  These By-Laws may be amended, added
                        ---------------
to, altered or repealed, or new By-Laws may be adopted, at any meeting of stockholders by the vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote thereat, provided that, in the case of a special meeting, notice that an amendment is to be considered and acted upon shall be inserted in the notice or waiver of notice of said meeting.

          Section 8.2.  By Directors.  To the extent permitted by the
                        ------------
Certificate of Incorporation, these By-Laws may be amended, added to, altered or repealed, or new By-Laws may be adopted at any regular or special meeting of the Board of Directors.

          Section 8.3.  Emergency By-Laws.  The Board of Directors may adopt
                        -----------------
emergency by-laws subject to repeal or change by action of the stockholders which shall, notwithstanding any different provision of law, the Certificate of Incorporation or these By-Laws, be operative during any emergency resulting from any nuclear or atomic disaster, an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of the Board of Directors or stockholders, any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. Such emergency by-laws may make any provision that may be practicable and necessary for the circumstances of the emergency. No officer, director or employee acting in accordance with any emergency by-laws shall be liable except for willful misconduct.